CONTRACT SCHEDULE

OWNER: [John Doe]                                 CONTRACT NUMBER:  [??687456]

JOINT OWNER:  [Jane Doe]                          ISSUE DATE:       [04/15/04]

ANNUITANT:  [John Doe]                            INCOME DATE:  [04/15/14]

PURCHASE PAYMENTS:
         INITIAL PURCHASE PAYMENT:  [$50,000]

         MINIMUM ADDITIONAL
                  PURCHASE PAYMENT: [$250  during  the  Accumulation   Phase;
                                    $100  if  you  have  selected  Automatic
                                    Investment Plan]

         MAXIMUM TOTAL
                  PURCHASE PAYMENTS:[$1 million; higher amounts may be accepted with our prior approval]

         ALLOCATION GUIDELINES:
                  [1. Currently, you can select up to [15] of the Investment
                      Options.

                   2. If allocations are made in percentages, whole numbers
                      must be used.

                   3. Allocation instructions apply equally to all portions of this contract. You cannot select different Investment Options in different portions of this contract.]

INVESTMENT OPTIONS:
         VARIABLE ACCOUNT: [Allianz Life Variable Account B]

[FRANKLIN US GOVERNMENT]
[FRANKLIN INCOME SECURITIES]
[MUTUAL SHARES SECURITIES]
[PIMCO VIT ALL ASSET]
[PIMCO VIT HIGH YIELD]
[PIMCO VIT REAL RETURN]
[PIMCO VIT TOTAL RETURN]
[TEMPLETON FOREIGN SECURITIES]
[USAZ FRANKLIN SMALL CAP VALUE]
[USAZ FUSION BALANCED]
[USAZ FUSION GROWTH]
[USAZ FUSION MODERATE]
[USAZ MONEY MARKET]
[USAZ VAN KAMPEN GLOBAL FRANCHISE]
[USAZ VAN KAMPEN GROWTH AND INCOME]
[USAZ VAN KAMPEN EQUITY AND INCOME]

MORTALITY AND EXPENSE RISK CHARGE: On an annual basis it is equal to [1.45%] of the average daily net assets of the subaccount.


S40715                                   3

TRANSFERS:

         NUMBER OF FREE TRANSFERS PERMITTED: Currently, there are no limits on the number of transfers that can be made. We reserve the right to change this. You are currently allowed [12] free transfers each Contract Year. This applies to transfers before and after the Income Date.

         TRANSFER FEE: We reserve the right to charge a fee of no more than [$25] per transfer in excess of the free transfers permitted. Transfers made by us at the end of the Right to Examine period, any transfers made pursuant to a regularly scheduled transfer, or other transfers under programs specifically waiving the Transfer Fee will not be counted in determining the application of the Transfer Fee.

WITHDRAWALS:

         PARTIAL WITHDRAWAL PRIVILEGE: Each Contract Year, on a non-cumulative basis, you can make multiple withdrawals of up to a total of [10%] of Purchase Payments, without incurring a Withdrawal Charge. Amounts you apply to a Partial Annuitization are not counted against your partial withdrawal privilege amount. Full withdrawals are assessed a Withdrawal Charge with no reductions for the Partial Withdrawal Privilege.

         WITHDRAWAL CHARGE: For the Accumulation Portion, a Withdrawal Charge is assessed against Purchase Payments withdrawn. The charge is calculated at the time of each withdrawal. The Withdrawal Charges are as follows:


         [WITHDRAWAL CHARGE (as a percentage of each Purchase Payment withdrawn)

     Number of Complete Years Since Receipt of
                       Purchase Payment                  Charge
     ---------------------------------------- -------------------
                                [0                         8%
                                 1                         8%
                                 2                         7%
                                 3                         6%
                                 4                         5%
                                 5                         4%
                                 6                         3%
                          7 years or more                  0%]

         MINIMUM CONTRACT VALUE THAT MUST REMAIN IN THE CONTRACT AFTER A PARTIAL WITHDRAWAL: [$5,000]

ANNUITIZATION:

         EARLIEST INCOME DATE FOR TRADITIONAL ANNUITY PAYMENTS: [The first or 15th of the calendar month that occurs after the second Contract Anniversary.]

         PARTIAL ANNUITIZATION:
         You may take one Partial Annuitization beginning 12 months from any previous Income Date. The maximum number of Partial Annuitizations we will allow at any one time is five. If you have four Partial Annuitizations, the fifth requested Partial Annuitization will equal the balance of the remaining Contract Value.

         MINIMUM ADJUSTED CONTRACT VALUE THAT MUST BE APPLIED TO A PARTIAL ANNUITIZATION UNDER A TRADITIONAL ANNUITY OPTION: $[5,000].

         ASSUMED INVESTMENT RETURN FOR TRADITIONAL ANNUITY PAYMENTS:  [5%]


S40715                                 3A

RIDERS:

         [Individual Retirement Annuity Endorsement]
         [Roth Individual Retirement Annuity Endorsement]
         [Inherited IRA/Roth IRA Endorsement]
         [403(b) Annuity Endorsement]
         [Unisex Endorsement]



SERVICE OFFICE:   [USALLIANZ] SERVICE CENTER
                            [PO Box 1122
                            Southeastern, PA  19398-1122
                            800-624-0197]

S40715                                  3B

                        TRADITIONAL ANNUITY PAYMENT TABLE

The table below shows the amount of the first monthly variable Traditional Annuity Payment, based on an Assumed Investment Return of 5%, for each $1,000 of value applied under a traditional Annuity Option.

The amount of such Traditional Annuity Payments under Annuity Options 1, 2 and 5 will depend on the gender/sex and Age of the Annuitant on the Income Date. The amount of such Traditional Annuity Payments under Annuity Options 3 and 4 will depend on the Age and gender/sex of the Annuitant and Joint Annuitant on the Income Date. Any amounts not shown for Ages, guaranteed periods or other traditional Annuity Options will be provided upon request.


-----------------------------------------------------------------------------------------------------------------------------
                       GUARANTEED INITIAL MONTHLY TRADITIONAL ANNUITY PAYMENT PER $1,000 OF PROCEEDS
-----------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------
                               VARIABLE ANNUITY OPTION BASED ON 5% ASSUMED INVESTMENT RETURN
-----------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------
    ANNUITANT'S        OPTION 1                   OPTION 2                  OPTION 3          OPTION 4         OPTION 5
 NEAREST BIRTHDAY
    WHEN FIRST
 PAYMENT IS MADE
-----------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------
                                        GUARANTEED        GUARANTEED    100% JOINT AND       GUARANTEED
                                         PERIOD OF        PERIOD OF     LAST SURVIVOR        PERIOD OF
                                         10 YEARS          20 YEARS                           10 YEARS
-----------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------
                     MALE    FEMALE    MALE    FEMALE   MALE    FEMALE    MALE & FEMALE    MALE & FEMALE     MALE    FEMALE
                                                                            SAME AGE          SAME AGE
-----------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------
        30           4.46     4.36     4.46     4.35    4.45     4.35         4.27              4.27         4.44     4.35
-----------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------
        40           4.72     4.55     4.71     4.55    4.68     4.53         4.41              4.41         4.68     4.53
-----------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------
        50           5.18     4.89     5.14     4.87    5.04     4.83         4.65              4.65         5.06     4.83
-----------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------
        60           5.96     5.49     5.86     5.45    5.56     5.31         5.10              5.10         5.70     5.36
-----------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------
        70           7.49     6.65     7.07     6.47    6.13     5.94         5.96              5.94         6.77     6.27
-----------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------
        80          10.42     9.12     8.68     8.16    6.46     6.41         7.72              7.50         8.54     7.94
-----------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------
        90          16.30    14.63    10.08     9.89    6.51     6.51         11.54             9.58        11.63    10.92
-----------------------------------------------------------------------------------------------------------------------------

S40715                                 3C